Exhibit 99.2

Pier 1 Imports, Inc. Appoints Cheryl A. Bachelder Interim Chief Executive Officer

 Announces Cost Reduction Program; Reduces Planned Capital Expenditures for Fiscal 2019

Commences Process to Evaluate Strategic Alternatives

Company Separately Reporting Third Quarter Fiscal 2019 Financial Results;
Conference Call to be Held at 5:00 p.m. Eastern Time Today

FORT WORTH, TEXAS, December 19, 2018 – Pier 1 Imports, Inc. (NYSE:PIR) today announced that Cheryl A. Bachelder, a member of the Company’s Board of Directors, has been appointed Interim Chief Executive Officer, effective immediately. Ms. Bachelder succeeds Alasdair B. James, who has stepped down from the Company.

Additionally, Pier 1 today announced the following actions to enhance shareholder value and position the Company for long-term growth and profitability:

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The Company will narrow its strategic focus and hone execution to provide the distinctive Pier 1 style and value proposition desired by customers. The Company’s newly appointed Chief Customer Officer, Donna Colaco, will lead this effort.

●	The Company is implementing a more rigorous cost reduction program expected to generate annualized expense savings beginning in fiscal 2020.

●	The Company will continue to manage day-to-day execution with the added resources of an internationally recognized consulting firm.

●	Pier 1’s Board has initiated a process to evaluate a full range of strategic alternatives to enhance shareholder value and has retained Credit Suisse to assist in this effort.

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The Company separately announced in its third quarter fiscal 2019 earnings release that it has successfully amended its secured revolving credit facility to include a new $50 million first-in, last-out (FILO) tranche with Bank of America and Pathlight Capital that funded December 14, 2018, and plans to reduce its expected capital expenditures for fiscal 2019 from $60 million to $40 million.

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As of December 1, 2018, the Company had $71 million of cash and cash equivalents and no working capital borrowings outstanding under its $350 million secured revolving credit facility, which was increased to a $400 million facility with the $50 million FILO tranche closed post quarter end.

“We are pleased to have a proven executive of Cheryl’s caliber stepping into the CEO role on an interim basis. Cheryl brings to Pier 1 a strong track record of leadership, execution and building shareholder value. We are confident that she is the right person to oversee the actions necessary to strengthen the business and place the Company on a path to growth as we work to evaluate the most effective avenues to create value for all shareholders,” said Terry E. London, Chairman of the Pier 1 Board of Directors. “On behalf of the entire Board, I want to thank Alasdair for his contributions as CEO. We wish him all the best in his future endeavors.”

Ms. Bachelder said, “I accepted this role as a steward of a great company called Pier 1, which is defined by an iconic brand, dedicated retail store associates, and loyal customers and vendor partners. I am honored to serve in this role as we seek to enhance Pier 1’s value for all of our stakeholders and look forward to working with the Board, management team and outside advisors to quickly and decisively take action to put Pier 1 in a stronger position for the future.”

“Clearly the ‘New Day’ strategic plan did not deliver the desired results fast enough. We will need to promptly narrow our strategic focus and hone our execution in a way that reinvigorates our top-line sales with a distinctive Pier 1 style and value proposition for our customers, while re-engineering our cost structure for sustainable profitability. I look forward to outlining a new action plan in short order,” Ms. Bachelder continued. “We are delighted to have our Chief Customer Officer, Donna Colaco, on board and can already see that her merchandising talent, operating expertise and deep knowledge of our customer will help us reach our goal of accelerating performance and enhancing shareholder value.”

There can be no assurance that the strategic alternatives process will result in any transaction. Pier 1 has not set a timetable for completion of the strategic alternatives process, and it does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law.

The Company separately reported its third quarter fiscal 2019 financial results today. The Company will hold a conference call to discuss third quarter fiscal 2019 financial results, the appointment of Cheryl Bachelder as Interim Chief Executive Officer and the  initiatives announced today at 4:00 p.m. Central Time/5:00 p.m. Eastern Time on Wednesday, December 19, 2018. A live audio webcast will be accessible at the Company’s website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 4783849.

About Cheryl Bachelder
Ms. Bachelder is a restaurant industry executive with more than 40 years of retail brand building, guest experience, human capital and operations perspective from her recent leadership of a global public company. Ms. Bachelder most recently served as chief executive officer of Popeyes Louisiana Kitchen, Inc. from 2007 to 2017, a quick service restaurant with more than 2,600 locations worldwide. Under her leadership, the Popeyes brand had top-tier comparable sales growth, a doubling of restaurant operating profits, a reputation for innovation, and a rapid new unit expansion track record both in the U.S. and internationally. This resulted in exceptional returns to shareholders. The company was acquired by Restaurant Brands International Inc. in March 2017 for a significant premium. From January 2001 to September 2003, she served as the president and chief concept officer for KFC Corporation in Louisville, Kentucky, where she was directly responsible for the U.S. business. From June 1995 to December 2000, Ms. Bachelder served as vice president, marketing and product development for Domino’s Pizza, Inc. She has previously held executive positions with consumer industry companies including RJR Nabisco, Gillette Company and Procter & Gamble.

Financial Disclosure Advisory:

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to:  the impact of initiatives implemented in connection with the Company’s multi-year “New Day” strategic plan, particularly with respect to changes in that plan and initiatives intended to return the Company to profitable growth; the impact of initiatives connected with the designation of Ms. Bachelder as interim chief executive officer; the results of the evaluation of strategic alternatives and the terms, value and timing of any transaction resulting from that process, or the failure of any such transaction to occur; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company's ability to increase cash flows to support its operating activities; the effectiveness of the Company's relationships with, and operations of, its key suppliers; the Company’s ability to implement planned cost control measures and reductions in capital expenditures; risks related to U.S. import policy, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; and changes in foreign currency values relative to the U.S. dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

About Pier 1

Pier 1 Imports is proud to offer one-of-a-kind-gotta-have-it-seriously-love-it products that help our customers tell their stories through home décor. Over the past 50 years we’ve grown from a single store to an omni-channel retailer reaching the whole of North America. Our customers shop us online and in store, and interact with us on social media. From the launch of our Pier 1 PICKS to our world renowned Papasan, we bring uniqueness and fun to the world of home décor. We are the perfect place for all your versions of “This is me.” To get inspired or simply get to know us a little better, visit pier1.com.

Investor Relations Contact:

Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com